EXHIBIT 21.1

AMERICREDIT CORP.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership %	State or Province of Incorporation or Organization
AmeriCredit Financial Services, Inc.	100%	Delaware
ACF Investment Corp.	100%	Delaware
AFS Funding Corp.	100%	Nevada
AFS SenSub Corp.	100%	Nevada
AFS Funding Trust	100%	Delaware
Americredit Corporation of California	100%	California
AmeriCredit Funding Corp. VII	100%	Delaware
AmeriCredit Management Trust	100%	Delaware
AmeriCredit Consumer Discount Company	100%	Pennsylvania
AmeriCredit Master Trust	100%	Delaware
AmeriCredit MTN Corp. IV	100%	Delaware
AmeriCredit MTN Receivables Trust IV	100%	Delaware
AmeriCredit Flight Operations, LLC	100%	Texas
AmeriCredit Financial Services of Canada Ltd.	100%	Ontario
AmeriCredit NS I Co.	100%	Nova Scotia
AmeriCredit NS II Co.	100%	Nova Scotia
AmeriCredit Canada 2002-A Corp.	100%	Ontario
AFS Management Corp.	100%	Nevada
AmeriCredit Finance Canada LP	100%	Alberta
AFS Conduit Corp.	100%	Nevada
AmeriCredit Near Prime Trust	100%	Delaware
AFS Warehouse Corp.	100%	Nevada
AmeriCredit Repurchase Trust	100%	Delaware
AmeriCredit Consumer Loan Company, Inc.	100%	Delaware
CAR Group, Inc.	100%	Delaware
Bay View Acceptance Corporation	100%	Nevada
Bay View Warehouse Corporation	100%	Delaware
Bay View Transaction Corporation	100%	Delaware
Bay View Deposit Corporation	100%	Delaware
Bay View Execution Corporation	100%	Delaware
Bay View Securitization Corporation	100%	Delaware
Bay View 2005 Warehouse Trust	100%	Delaware
Bay View Receivables Corporation	100%	Delaware